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                                                                    Exhibit 23.5



                 Amarchand & Mangaldas & Suresh A. Shroff & Co.
                               Peninsula Chambers
                            Peninsula Corporate Park
                              Ganpatrao Kadam Marg
                                  Lower Parel
                                 Mumbai 400 013
                                     India


July 3, 2006

WNS (Holdings) Limited
22 Grenville Street
St Helier
Jersey JE4 8PX


          RE: WNS (HOLDINGS) LIMITED REGISTRATION STATEMENT ON FORM F-1

Gentlemen:

     We have acted as your counsel in connection with the registration, offering and sale under the Securities Act of 1933, as amended, of up to 11,989,708 equity shares (including up to 1,561,000 equity shares that the underwriters have the option to purchase to cover over allotments, if any), par value 10 pence per share (the "Shares") of WNS (Holdings) Limited, a company with limited liability incorporated under the laws of Jersey, Channel Island (the "Company"). Each of the Shares being so registered is represented by one (1) American Depositary Share. We have examined the registration statement on Form F-1 (the "Registration Statement") filed by you with the United States Securities and Exchange Commission on July 3, 2006 for the purpose of registering the Shares as Indian counsel to the issuer and with respect to certain matters governed under Indian law. The Shares are to be sold to the underwriters for resale to the public in a form evidenced by American Depositary Receipts, to be issued by the Depositary, all as described and defined in the Registration Statement and pursuant to the underwriting agreement filed as an exhibit thereto (the "Underwriting Agreement").

     We consent to the reference to our name under the captions "Legal Matters" and "Enforcement of Civil Liabilities" in the prospectus included as a part of the Registration Statement and any amendments thereto and to the use of this opinion as an exhibit to the Registration Statement for matters relating to Indian law.



                                            Yours faithfully,

                                            /s/ Amarchand & Mangaldas &
                                                 Suresh A. Shroff & Co.